UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2018

BP Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-38260	82-1646447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Westlake Park Boulevard Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 366-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indemnification Agreement

The description of the Indemnification Agreement (as defined below) under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective May 8, 2018, BP Midstream Partners Holdings LLC, in its capacity as the sole member of BP Midstream Partners GP LLC (the “General Partner”), appointed Michele F. Joy to the Board of Directors of the General Partner (the “Board”). The Board has determined that Ms. Joy qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of the New York Stock Exchange. Ms. Joy was appointed to serve as a member of the Board’s audit committee.

In connection with her appointment, Ms. Joy entered into an indemnification agreement with the Partnership and the General Partner (the “Indemnification Agreement”), which requires the General Partner and the Partnership to indemnify her to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Partnership, and to advance expenses incurred as a result of any proceeding against them as to which she could be indemnified. The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

In connection with her appointment, Ms. Joy will receive a grant by the General Partner of 3,737 phantom units under the BP Midstream Partners LP 2017 Long-Term Incentive Plan (the “LTIP”). Ms. Joy will also receive an annual compensation package, initially consisting of $75,000 in cash compensation and a grant of phantom units under the LTIP valued at approximately $75,000, and will be reimbursed for out-of-pocket expenses in connection with attending meetings of the Board and committee meetings. The phantom units granted under the LTIP will vest on the first anniversary of the date of grant but shall not be settled until the second anniversary of such vesting date, provided Ms. Joy has fulfilled certain service and other requirements.

There are no arrangements or understandings between Ms. Joy and any other persons pursuant to which Ms. Joy was selected as a director. There are no relationships between Ms. Joy and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial	Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to BP Midstream Partners LP’s Registration Statement on Form S-1, filed on September 25, 2017, File No. 333-220407).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP MIDSTREAM PARTNERS LP

By:	BP Midstream Partners GP LLC, its general partner

By:	/s/ Hans F. Boas
Hans F. Boas
Chief Legal Counsel and Secretary

Date: May 9, 2018